SHERB & CO., LLP

Certified Public Accountants

1900 NW Corporate Blvd., Suite East 210
Boca Raton, FL 33431
Tel: 561.886.4200
Fax: 561.886.3330
e-mail: info@sherbcpa.com

Offices in New York and Florida

March 5, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

We have read Item 4.01 of Form 8-K dated March 5, 2007 of Sadhana Equity Investment, Inc. and are in agreement with the statement regarding Sherb & Co., LLP contained therein.

Sherb & Co. LLP
Certified Public Accountants